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                                                                   Exhibit 10.31

                                      June 26, 1997



Mr. Douglas S. Stephens
PJ AMERICA, INC.
P.O. Box 611165
Birmingham, Alabama 35261-11965

     RE:  Puerto Rico Development

Dear Doug:

     I am writing to confirm our agreements and understandings with respect to the rights of PJ America, Inc. ("PJAM") to develop the Island of Puerto Rico (the "Territory"). By Letter Agreement dated May 20, 1996 (the "Letter"), we granted PJAM an option to acquire development rights to the Territory.

     We are currently working on final plans for commissary equipment and supply, and expect to be in a position to sign the Development Agreement on or before August 1, 1997. However, this letter confirms PJAM still has the option to develop the Territory. If you have any questions or comments concerning PJAM's development rights in Puerto Rico, or if we may otherwise be of further assistance, please don't hesitate to give me a call.

                                      Very truly yours,

                                      PAPA JOHN'S INTERNATIONAL, INC.



                                      Richard J. Emmett
                                      Vice President and Senior Counsel
RJE:kw

cc:  Michael M. Fleishman